Exhibit 10.27

CORREGIDOR THERAPEUTICS, INC.

Amended and Restated Stock Restriction Agreement

WHEREAS, [—] (the “Stockholder”) is the holder of [—] shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of Corregidor Therapeutics, Inc., a Delaware corporation (the “Company”), after giving effect to a stock-split effected by the Amended and Restated Certificate of Incorporation filed December 22, 2010;

WHEREAS, the Stockholder and the Company previously entered into a Stock Restriction Agreement in connection with the initiation of the Stockholder’s Business Relationship (as defined below) with the Company (the “Original Agreement”); and

WHEREAS, in connection with the continuation of the Stockholder’s Business Relationship with the Company, the Stockholder and the Company hereby agree to amend and restate the Original Agreement to provide for the imposition of contractual restrictions with respect to the Shares, including the right of the Company to repurchase the Shares in certain circumstances, in accordance herewith.

NOW, THEREFORE, the Stockholder and the Company agree that the Original Agreement is superseded in its entirety, and amended and restated, as follows. The terms and conditions attached hereto are also a part hereof.

Name of Stockholder:	[—]
Date:	December 27, 2010
Number of Shares that are Vested Shares on the Vesting Start Date:	[—]
Number of Shares that are Unvested Shares on the Vesting Start Date:	[—]
Vesting Start Date:	December 27, 2010

Vesting Schedule

Shares Vesting on one (1) year anniversary of Vesting Start Date (the “Cliff Vest Date”):	[—]
The remaining Unvested Shares shall vest in [—] equal monthly installments commencing on the last day of the calendar month immediately following the Cliff Vest Date and continuing in like fashion thereafter until all Unvested Shares become Vested Shares. (For clarity, [—] Shares shall vest in the final monthly installment to account for a rounding calculation.)	[—]

The Shares are subject to vesting provisions and repurchase rights as set forth herein.

STOCKHOLDER			CORREGIDOR THERAPEUTICS, INC.

By:			By:
	Name:	[—]		Name:	[—]
		Address:			Title:	[—]

[SIGNATURE PAGE TO [—] AMENDED AND RESTATED STOCK RESTRICTION AGREEMENT]

CORREGIDOR THERAPEUTICS, INC.

Stock Restriction Agreement — Incorporated Terms and Conditions

The Company and the Stockholder agree to the following terms and conditions:

1. Vesting if Business Relationship Continues.

(a) Vesting Schedule. Unvested Shares shall become Vested Shares (or shall “vest”) on such dates in an amount equal to the number of shares set forth opposite the applicable date on the cover page hereto. Shares that have been so earned by performance and continuity of the Stockholder’s Business Relationship with the Company shall be regarded as “Vested Shares” and Shares that have not been so vested by performance and continuity of the Stockholder’s Business Relationship with the Company (including, without limitation, pursuant to the acceleration of vesting provisions hereof) shall be regarded as “Unvested Shares.” Unvested Shares and Vested Shares shall be subject to the transfer restrictions and repurchase provisions described in Section 2. The Stockholder agrees not to Transfer, except to the Company or any successor to the Company, any Unvested Shares or any interest therein. All Shares shall be held in escrow by the Company in accordance with the terms of Section 3 below. If the Stockholder’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, no Unvested Shares shall become Vested Shares thereafter under any circumstances with respect to the Stockholder, unless otherwise stated herein (including, without limitation, pursuant to the acceleration of vesting provisions hereof). Any determination under this Agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company (the “Board”). A majority of the Board, in its sole and absolute discretion, may accelerate any vesting dates.

(b) Accelerated Vesting Upon Termination by the Company Without Cause or by the Stockholder for Good Reason. If, after the Vesting Start Date, the Stockholder’s Business Relationship is terminated by the Company without Cause or by the Stockholder for Good Reason, then all of the then Unvested Shares that would have become Vested Shares had the Stockholder’s Business Relationship continued for one (1) year following such termination shall become Vested Shares as of the date of such termination.

(c) Accelerated Vesting Upon Death or Permanent Disability. If, after the Vesting Start Date, the Stockholder’s Business Relationship is terminated as a result of the Stockholder’s death or Permanent Disability, then all of the then Unvested Shares that would have become Vested Shares had the Stockholder’s Business Relationship continued for one (1) year following such termination shall become Vested Shares as of the date of such termination.

(d) Accelerated Vesting Upon Acquisition. If, after the Vesting Start Date and prior to the termination of the Stockholder’s Business Relationship, or if, after the Vesting Start Date and within two (2) months after the termination of the Stockholder’s Business Relationship if such termination was by the Company without Cause or by the Stockholder for Good Reason, an Acquisition occurs, then all of the then Unvested Shares shall become Vested Shares as of the first to occur of: (i) the first date three hundred sixty (360) days following the closing of such Acquisition or, if the Unvested Shares are not assumed by the entity effecting the Acquisition, immediately prior to the closing of such Acquisition; or (ii) the date of termination of the Stockholder’s Business Relationship by the Company without Cause or by the Stockholder for Good Reason; in any case provided that the Stockholder’s Business Relationship is not first terminated by the Company for Cause.

(e) Definitions. The following definitions shall apply:

“Acquisition” means (i) any acquisition of the Company by a Person (as defined below) not an Affiliate (as defined below) of the Company, by means of merger or other form of corporate reorganization in which the outstanding ownership interests of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring Person and in which the holders of the Company’s ownership interests hold less than fifty percent (50%) of the acquiring or surviving Person (other than a mere reincorporation transaction), or (ii) a sale of all or substantially all of the assets of the Company by a Person not an Affiliate of the Company; provided, however, that a “Change of Control” shall not include an initial public offering of the Company’s stock or a mere recapitalization transaction or the sale of equity by the Company through a private offering of shares to venture capital, institutional, strategic or other equity security financing for the account of the Company; (B) “Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise); and (C) “Person” means any individual, company, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

“Business Relationship” means service to the Company, its successor or any affiliate of the Company as an employee, officer or director of, or a consultant or advisor to, the Company or its successors.

“Cause” shall have the meaning given such term, or term of similar effect, in Stockholder’s employment or consulting agreement with the Company or, in the absence of such term, or term of similar effect, in Stockholder’s employment or consulting agreement with the Company, “Cause” shall mean Stockholder’s (i) conviction of, or guilty plea to, a felony, (ii) commission of a fraudulent, illegal or materially dishonest act in connection with the Stockholder’s Business Relationship, as reasonably determined by the Board of Directors of the Company (“Board”) acting in good faith, or (iii) willful and repeated failure or refusal to attempt to perform his duties to the Company or material breach of any agreement between the Company and the Stockholder, provided that the Stockholder shall have thirty (30) days to cure in all material respects such Cause event(s) following the Stockholder’s receipt of written notice by the Company, which notice shall specifically identify the Cause upon which the termination is based and after the Stockholder has been given such notice and the opportunity to appear before the full Board of Directors to discuss such alleged Cause (unless such act or omission, by its nature, may not be remedied, in which case such determination of Cause may be effective immediately).

“Good Reason” shall have the meaning given such term, or term of similar effect, in Stockholder’s employment agreement with the Company or, in the absence of such term, or term of similar effect, in Stockholder’s employment agreement with the Company, “Good Reason” shall mean, if and only if the Stockholder is then employed by the Company, (i) any reduction in the Stockholder’s salary (other than in connection with a reduction in salary with respect to all other senior executives of the Company), (ii) any material diminution or other adverse change in the Stockholder’s authority, responsibilities, or duties without the prior written consent of the Stockholder, (iii) a material breach by the Company of any material agreement between the Company and the Stockholder, or (iv) the relocation, without the written consent of the Stockholder, of the place of business at which the Stockholder principally performs Stockholder’s duties for the Company to a location that is greater than 35 miles from the location Stockholder principally performs Stockholder’s duties for the Company immediately prior to such relocation. Notwithstanding the foregoing, (A) the Stockholder will be deemed to have given consent to the condition(s) described in this definition if the Stockholder does not provide written notice to the Company of such Good Reason event(s) within ninety (90) days from first occurrence of such Good Reason event(s) and (B) to the extent the Company has not cured such Good Reason event(s) during the 30-day cure period, the Stockholder must terminate the Stockholder’s employment for Good Reason no later than one hundred and eighty (180) days following the occurrence of such Good Reason event(s) by providing the Company thirty (30) days prior written notice of termination, which may run concurrently with the Company’s cure period.

“Permanent Disability” shall have the meaning given such term, or term of similar effect, in Stockholder’s employment or consulting agreement with the Company or, in the absence of such term, or term of similar effect, in Stockholder’s employment or consulting agreement with the Company, “Permanent Disability” shall means that (i) the Stockholder has been incapacitated by mental or physical injury or illness so as to be prevented thereby from engaging in the performance of the Stockholder’s duties to the Company and (ii) such incapacity has continued for a period of ninety (90) days.

“Transfer” means and includes, but is not limited to, the act of selling, assigning, transferring, pledging, hypothecating, encumbering, mortgaging, giving and any other form of disposing or conveying, whether voluntary or by operation of law or court order, and also includes transfers taking effect by reason of death or as a distribution by the Stockholder to his or her spouse as such spouse’s joint or community property interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason relating to termination of the Stockholder’s marriage to such spouse.

(f) Termination of Business Relationship. For purposes hereof, the Stockholder’s Business Relationship with the Company shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Board and if such written approval contractually obligates the Company to continue the Stockholder’s Business Relationship with the Company after the approved period of absence; in the event of such an approved leave of absence, vesting of Unvested Shares shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. Except as otherwise stated herein, this Agreement shall not be affected by any change of Business Relationship within or among the Company so long as the Stockholder continuously remains an employee, officer, director or consultant of the Company in accordance with the definition of “Business Relationship.”

(g) Conditions of Acceleration. Any acceleration of vesting contemplated by Sections 1(b), 1(c) and/or 1(d): (i) shall be contingent upon the execution (and non-revocation), within sixty (60) days following termination of the Stockholder’s Business Relationship or closing of an Acquisition, as applicable, by the Stockholder of a general release of the Company, its affiliates, stockholders, directors, officers, employees and agents from all claims (other than claims for the payments to be made and benefits to be provided), together with an agreement to not make any disparaging comments, statements or communications about the Company, its affiliates, stockholders, directors, officers, employees or agents, or its management or business practices for three (3) years following termination of the Stockholder’s Business Relationship or closing of an Acquisition, as applicable, all in a form reasonably provided by the Company; (ii) shall be contingent upon the Executive’s compliance with all continuing obligations under the Company’s Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement (the “Proprietary Rights Agreement”); and (iii) together with any remedies provided in any consulting or employment agreement between the Company and the Stockholder covering the Stockholder’s Business Relationship at the relevant time, shall constitute the sole remedy of the Stockholder in the event of a termination of the Stockholder’s Business Relationship in the circumstances set forth in Sections 1(b), 1(c) and/or 1(d).

2. Restrictions on Transfer: Repurchase by the Company.

(a) Restriction on Transfer of Unvested and Vested Shares. The Stockholder may not Transfer all or any of the Unvested Shares except to the Company pursuant to this Section 2, and may Transfer Vested Shares only in accordance with the transfer restrictions provided in this Section 2, Section 5 or elsewhere in this Agreement. The Stockholder may not at any time transfer any Shares to any individual, corporation, partnership or other entity that engages in any business activity that is in competition, directly or indirectly, with the products or services being developed, manufactured or sold by the Company. The determination of whether any proposed transferee engages in any business activity that is in competition with those of the Company shall be made by the Board in good faith. This prohibition shall be applicable in addition to and separately from the other provisions hereof.

(b) Repurchase of Unvested Shares. Upon the termination of the Stockholder’s Business Relationship, subject to the application of Section 1(d), the Stockholder, in the case of the Stockholder’s death, the executor of the Stockholder’s estate, and any Permitted Transferee (as hereinafter defined) shall sell to the Company (or the Company’s assignee) all Unvested Shares in accordance with the procedures set forth below. The purchase price (the “Unvested Share Repurchase Price”) of such Unvested Shares (the “Repurchased Unvested Shares”) shall be the aggregate par value of such shares (subject to adjustment as herein provided). Such sale shall be effected by the delivery by the Escrow Holder (as defined below) to the Company of a certificate or certificates evidencing the Repurchased Unvested Shares, each duly endorsed for transfer to the Company. Within 120 days following receipt thereof, the Company shall mail a check for the Unvested Repurchase Price to the Stockholder or shall cancel indebtedness owed to the Company by the Stockholder by written notice mailed to the Stockholder, or both. Upon the mailing of a check in payment of the purchase price in accordance with the terms hereof or cancellation of indebtedness as aforesaid, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interests therein or relating thereto (even if the Stockholder or Escrow Holder fails to deliver such shares), and the Company shall have the right to retain and transfer to its own name or cancel the number of Unvested Shares being repurchased by the Company.

(c) Permitted Transferee. Notwithstanding the foregoing and the provisions of Section 5, the Stockholder may transfer: (i) all or any Vested Shares as a gift to any family member or to any trust or similar estate planning entity for the benefit of any such family member or the Stockholder (each a “Permitted Transferee”), provided that any such Permitted Transferee shall agree in writing with the Company, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such Permitted Transferee were the Stockholder, (ii) any or all Vested Shares to any Permitted Transferee by will or the laws of descent and distribution, in which event each such Permitted Transferee shall be bound by all of the provisions of this Agreement to the same extent as if such Permitted Transferee were the Stockholder or (iii) any or all Vested or Unvested Shares to any Permitted Transferee by court order, in which event each such Permitted Transferee shall be bound by all of the provisions of this Agreement to the same extent as if such Permitted Transferee were the Stockholder. As used herein, the word “family” shall include any spouse, lineal ancestor or descendant (whether natural or adoptive), brother or sister of the Stockholder.

3. Escrow of Shares. All Shares shall be held in escrow by the Company, as escrow holder (“Escrow Holder”).

The Escrow Holder is hereby directed to transfer the Unvested Shares in accordance with this Agreement or instructions signed by both the Stockholder and the Company. If the Company or any assignee exercises its repurchase rights hereunder, the Escrow Holder, upon receipt of written notice of such exercise from the Company or such assignee, shall take all steps necessary to accomplish such transfer. The Stockholder hereby grants the Escrow Holder an irrevocable power of attorney coupled with an interest to take any and all actions required to effect such transfer.

The Escrow Holder may act in reliance upon advice of counsel in reference to any matter(s) connected with this Agreement, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

With respect to any Unvested Shares that become Vested Shares, the Company may, at its option, issue a new certificate for the number of shares which have become Vested Shares and shall deliver such certificate to the Stockholder and shall deliver to the Escrow Holder a new certificate for the remaining Unvested Shares in exchange for the certificate then being held by the Escrow Holder, provided that any Vested Shares so delivered shall remain subject to the applicable provisions of this Agreement.

Subject to the terms hereof, the Stockholder shall have all the rights of a stockholder with respect to the Shares while they are held in escrow. If, from time to time while the Escrow Holder is holding Shares, there is any stock dividend, stock split or other change in or respecting such Shares, including the automatic conversion of the Shares into voting common stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of the Stockholder’s ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Unvested Shares” or “Vested Shares,” as applicable, for purposes of this Agreement and the repurchase rights of the Company.

4. Certain Tax Matters. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the transfer of, or the lapse of restrictions on, the Shares, then the Stockholder hereby agrees that the Company may withhold from the Stockholder’s wages or other remuneration the appropriate amount of tax to the extent permitted by law. At the discretion of the Company but in consultation with the Stockholder, the amount required to be withheld may be withheld in cash from such wages or other remuneration to the extent permitted by law. The Stockholder further agrees that, if the Company does not withhold an amount from the Stockholder’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Stockholder will make reimbursement on demand, in cash, for the amount underwithheld, provided that the Company has provided the Stockholder with written detail concerning the basis for and amount of the withholding obligation of the Company.

The Stockholder represents that he has received tax advice from the Stockholder’s own personal tax advisor on the tax consequences of a purchase of the Shares. The Stockholder understands the tax consequences of filing (and not filing) a Section 83(b) election under the Internal Revenue Code of 1986, as amended. The filing of a Section 83(b) election is the Stockholder’s responsibility.

5. Restrictions on Transfer of Vested Shares’ Company’s Right of First Refusal.

(a) Exercise of Right. Vested Shares may not be Transferred without the written consent of the Board, except in accordance with Section 2 or in accordance with the further provisions of this Section 5. If the Stockholder desires to Transfer all or any part of the Vested Shares to any person other than the Company or a Permitted Transferee (an “Offeror”), the Stockholder shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company setting forth the Stockholder’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price, number of Vested Shares proposed to be sold and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase all or any portion of such Vested Shares (the “Offered Shares”) specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Stockholder. If the Company elects to purchase such all or any portion of the Offered Shares, it shall be obligated to purchase, and the Stockholder shall be obligated to sell to the Company or its assignee, such Offered Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice. To the extent that the consideration proposed to be paid by the Offeror for the shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company may consist of cash equal to the fair market value of such property. The fair market value shall be determined using the procedure set forth in Section 2(d).

(b) Sale of Vested Shares to Offeror. The Stockholder may, for 60 days after the expiration of the Option Notice, sell to the Offeror, pursuant to the terms of the Offer, all of the Offered Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that prior to the sale of such Vested Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Agreement. If any or all of such Vested Shares are not sold pursuant to an Offer within the time permitted above, the unsold Vested Shares shall remain subject to the terms of this Agreement. In addition, if Stockholder purports to sell any Shares in contravention of the terms of this Section 5 (a “Prohibited Transfer”), then to the extent Stockholder fails to sell such Shares to the Company as required pursuant to Section 5(a) above, the Company may, at its option, in addition to all other remedies it may have, send to Stockholder the purchase price for such Stock as is herein specified and transfer to the name of the Company on the Company’s books the certificate or certificates representing the Shares to be sold.

(c) Expiration of Company’s Right of First Refusal and Transfer Restrictions. The first refusal rights of the Company and the transfer restrictions set forth in this Agreement shall expire as to Vested Shares immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”).

6. Investment Representation. The Stockholder represents, warrants and acknowledges that the Stockholder: (a) has had an opportunity to ask questions of and receive answers from a Company representative concerning the terms and conditions of this investment; (b) acquired the Shares with the Stockholder’s own funds, for the Stockholder’s own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation of the Securities Act; (c) is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares; and (d) that the Stockholder is able to and must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and therefore, cannot be offered or sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Furthermore, the Company may place legends on any stock certificate representing the Shares with the securities laws and contractual restrictions thereon and issue related stop transfer instructions.

The Stockholder acknowledges and understands that the Shares have not been registered under the Securities Act, nor registered pursuant to the provisions of the securities laws or other laws of any other applicable jurisdictions, in reliance on exemptions for private offerings contained in the Securities Act and in the laws of such jurisdictions. The Stockholder further understands that the Company has no intention and is under no obligation to register the Shares under the Securities Act or to comply with the requirements for any exemption that might otherwise be available, or to supply the Stockholder with any information necessary to enable the Stockholder to make routine sales of the Shares under Rule 144 promulgated under the Securities Act or any other rule of the Securities and Exchange Commission.

7. Miscellaneous.

(a) Notices. All notices to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by electronic transmission, or by registered or certified mail, return receipt requested, postage prepaid, addressed, if to the Stockholder, to the address set forth on the cover page or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the President.

(b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Waivers. From time to time, a party may waive its rights hereunder either generally or with respect to one or more specific transfers or actions that have been proposed, attempted or made. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(d) Changes in Capital Structure. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, automatic conversion into voting common stock of the Company pursuant to the certificate of incorporation of the Company or other similar change in capitalization or event, (i) the number of Shares, including the number vesting on each subsequent vesting date hereunder, shall be appropriately adjusted by the Company, (ii) the securities received in respect of such event shall be “Shares” hereunder subject to this Agreement and shall retain the same status as “Vested Shares” or “Unvested Shares” as the Shares in respect of which they were received, and (iii) the repurchase price per security subject to repurchase shall be appropriately adjusted by the Company, in each case to the extent that the Board shall determine, in good faith, that such adjustment is appropriate.

(e) Lock-up Agreement. The Stockholder agrees that in the event that the Company effects an initial underwritten public offering of common stock registered under the Securities Act, the Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time (not to exceed one hundred eighty (180) days) after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

(f) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

(h) Governing Law; Forum Selection Clause. This Agreement and any claims arising out of this Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state.

(i) No Obligation to Continue Business Relationship. Neither this Agreement nor any provision hereof imposes any obligation on the Company to continue the Stockholder in any Business Relationship with the Company.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.